UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 18, 2006

Date of Report (Date of Earliest Event Reported)

ESSENTIAL GROUP, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

0-32601	33-0597050
(Commission File Number)	(I.R.S. Employer Identification Number)

1325 Tri-State Parkway, Suite 300

Gurnee, Illinois 60031

(Address of principal executive offices, including zip code)

(847) 855-7676

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 18, 2006, Essential Group, Inc. (the “Company”) entered into an employment offer letter (the “Agreement”) with Craig Coffman. Under the Agreement, Mr. Coffman will serve as the Company’s Senior Vice President of Business Development & Marketing and report directly to the Company’s President and Chief Executive Officer. His employment with the Company will start on January 30, 2006.

Mr. Coffman’s base salary will be $190,000. He will be eligible to participate in the Company’s 2006 quarterly bonus program under which he would receive $12,655 per quarter at 100% goal achievement. Under the terms of the Agreement, the first two quarterly bonus payments are guaranteed and will be paid out in accordance with the Company’s regularly scheduled pay periods. If Mr. Coffman resigns voluntarily or is terminated for cause within his first 12 months of employment and he did not meet the targets for the first two quarters, Mr. Coffman must repay the full amount of those bonus payments no later than the date of his termination of employment.

If Mr. Coffman’s employment is involuntarily terminated due to a change of control and for reasons other than for cause, he will be entitled to receive severance equal to six months of base salary at his then current salary, less applicable taxes, withholdings and other deductions and benefits. Mr. Coffman will also be eligible to participate in other benefit arrangements available to the Company’s employees, including the Company’s 401(k) plan.

The Agreement is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 18, 2006, the Company named Craig Coffman its new Senior Vice President of Business Development & Marketing. Mr. Coffman will assume his new position with the Company on January 30, 2006. The Company will employ Mr. Coffman pursuant to the terms of the Agreement attached to this Form 8-K as Exhibit 10.1 and as described above under Item 1.01, which Agreement and description are incorporated herein by reference. Mr. Coffman, age 52, served as the Vice President, Business Development of Quintiles Strategic Research Services, a clinical research organization, since September 2003. Prior to that, he was an independent consultant to Baxter Healthcare Corporation, a pharmaceutical company, as Account Management Director, from August 2002 to September 2003. From 1999 until May 2002, Mr. Coffman was Vice President, Operations and Regional Director for PRA International, a global clinical development organization.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Offer Letter, accepted by Craig Coffman on January 18, 2006.

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ESSENTIAL GROUP, INC.

	By:	/s/ Dennis N. Cavender
Date: January 24, 2006		Dennis N. Cavender
Executive Vice President, Chief Financial Officer and Secretary